[ARTICLE] 2
[CIK] 0000903651
[NAME] INNODATA CORPORATION

CONTRACT  OF  LEASE

KNOW  ALL  MEN  BY  THESE  PRESENTS:

This Contract of Lease, made and entered into this 9th day of November, 1998 at Makati City, Philippines, by and between:

JM & COMPANY, INC., a corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines with offices at 2nd Floor, JM Building, South Superhighway corner Rockefeller Street, Makati City, represented herein by VICENTE S. VARGAS, Executive Vice President, hereinafter referred to as the LESSOR;

-  and  -

INNODATA PHILIPPINES, INC., a corporation duly organized and Existing under and by virtue of the laws of the Republic of the Philippines, with address at 2900 Faraday Street comer South Superhighway, Makati City, represented herein by JURGEN C. TANPHO, Vice President-Global Operations, hereinafter referred to as the LESSEE

WITNESSETH:  That  -

WHEREAS, the LESSOR is the absolute and registered owner of a complex covered by Transfer Certificate of Title no. 165246 of the Registry of Deed of Rizal, Metro Manila,with all improvements constructed thereon, composed of the entire four-floor building,the adjacent canteen building, the parking slots and the entire uncovered lot area of the complex. Said four-floor building has an area of four thousand one hundred and sixteen square meters (4,116 sqm), more or less, hereinafter referred to as the "Building"; said adjacent canteen building has anarea of three hundred sixty four and twenty - three (364.23 sqm), more or less, hereinafter referred to as the"Canteen"; said parking slots are composed of fifteen (15) units, hereinafter referred to as the"Parking Slots"; and said uncovered lot area having an area of nine hundred eighty square meters, more or less, hereinafter referred to as the "Uncovered Lot Area"; all of the above hereinafter referred to collectively as the "Leased-Premises' ' or Premises .

WHEREAS,  the  LESSEE  is  desirous  of  leasing  the  above described premises;

NOW, THEREFORE, for and in consideration of the mutual covenants and stipulations hereinafter set forth, the LESSOR hereby leases unto the LESSEE, and the LESSEE does hereby accepts said lease from the LESSOR the above described premises, subject to the following terms and conditions:

Section  1.  PERIOD  OF  LEASE

The Contract of Lease shall be for a period of five (5) years starting January 1, 1999 to December 31, 2003. The lease is extendable for additional two (2) years under such terms and conditions, as the parties shall agree upon.

Contract automatically preterminates in event of expropriation by government of property for infrastructure purposes. LESSOR has no liability in event of expropriation provided six (6) month notice is given If LESSOR gives between four (4) months to less than six (6) months notice, LESSOR shall be liable for a penalty equivalent to one (1) month's rent. If LESSOR gives between two (2) months to less than four- (4) months notice, LESSOR shall be liable for a penalty equivalent to two- (2) month's rent. If LESSOR gives less than two (2) months notice, LESSOR shall be liable for a penalty equivalent to four (4) months' rent.

Contract is preterminable without penalty by LESSEE by giving sixty (60) days notice; provided pretermination as a result of Innodata having obtained knowledge of an eminent domain proceeding shall only require thirty (30) days notice and, in such an event, Innodata shall have no limit on holdover. Holdover is defined as the right to maintain occupancy of the demised premises beyond the lease termination date at a daily rate. Other pretermination without cause by LESSEE shall result in a maximum liability equivalent to one-half of the rental deposit.

LESSOR warrants full disclosure to LESSEE of all notices, documents and information which it obtains relating to contacts made with LESSOR by outside parties relating to acquisition of the building for the Skyway. LESSOR agrees that if it fails to do so, it will indemnify LESSEE by the amount of equivalent to four (4) months' rent.

If during the term of this lease, or any renewal of it, the premises shall be substantially destroyed by fire, typhoon, earthquake or any other unforeseen cause not the fault of either the LESSOR or the LESSEE, then the LESSEE shall have the option, upon notice in writing to the LESSOR, to terminate the lease, suspend payments of rentals, or proportionately reduce the rentals. In case the lease is terminated, the LESSOR shall refund to the LESSEE any portion of the rent paid in advance and not earned at the time of such destruction within fifteen (15) days from the date of termination.

If the lease is terminated pursuant to the provisions of this Contract or for any other Valid and justifiable cause, the LESSOR shall refund to the LESSEE the deposit within fifteen (15) days from the date of termination subject to Section
3. In case of pretermination by the LESSEE without due cause as provided in this Contract, the LESSOR shall dispose of the deposit as follows:

(i)50%  thereof  shall  constitute liquidated damages and pertain to the LESSOR;
and

(ii)50% thereof shall be utilized to pay any unpaid utilities of the LESSEEor damages to the leased premises chargeable to the LESSEE as provided in this Contract; provided that any excess amount shall pertain to the LESSOR as additional liquidated damages; provided further that the LESSEE shall remain liable in case of a deficiency.

The LESSOR hereby accepts the above-described liquidated damages to represent payment for full and final damages incurred and LESSOR agrees to seek no further claims from LESSEE in connection with said pre-termination. _ If, however, during the term, the premises shall be partially destroyed by fire or any other cause, then the LESSOR shall repair the premises as speedily as possible, at LESSOR's expense, and the LESSEE shall be entitled to a reduction of rent in proportion to the amount of floor space of which it was deprived of use while such repairs are being made.

Damages to such extent as to render fifty percent (50%) or more of the floor space unusable/unsuitable for the purpose of LESSEE's business shall be deemed "substantial destruction" within the meaning of this agreement, and damage which render less than fifty percent (50%) of the floor space unusable/unsuitable for the purpose of the LESSEE's business, but which cannot be repaired within thirty
(30) days shall likewise be deemed to be a "substantial destruction". Damage which renders less than fifty percent (50%) of floor space unusable/unsuitable for the purpose of LESSEE's business, and which can be repaired within thirty
(30) days shall be deemed to be a "partial destruction" within the meaning of the agreement.

In case the leased premises shall be deserted or vacated before the expiration of this lease for a period of thirty consecutive calendar days, the LESSOR shall have the right and is hereby authorized by the LESSEE to enter the same as agent of the LESSEE, without being liable for any prosecution therefor and to relet the same as the agent of the LESSEE, and to receive the rent therefor and apply the same to the payment of the rent hereunder, holding the LESSEE liable for any deficiency.

Section  2.  RENTAL

The LESSEE during the period of the lease shall pay a fixed monthly rent based on the following schedule:

     OFFICE  BUILDING            CANTEEN         PARKING  SLOTS     TOTAL

                  MONTHLY             MONTHLY            MONTHLY    MONTHLY
YEAR PER SQM      RENTAL   PER SQM    RENTAL   PER SQM   RENTAL     RENTAL
-------------------------------------------------------------------------------
  1  206.00     847,896.00  103.00   37,516.00  220.00   3,300.00    888,712.00

  2  221.00     909,636.00  110.50   40,247.00  236.50   3,547.00    953,430.00
  3  238.00     979,608.00  119.00   43,343.00  254.00   3,810.00  1,026,761.00
  4  256.00   1,053,696.00  128.00   46,621.00  273.00   4,095.00  1,104,412.00
  5  275.00   1,131,900.00  137.50   50,082.00  294.00   4,410.00  1,186,392.00

The monthly rental shall be paid to the LESSOR at its business address without the need of any demand not later than the first five (5) working days of each month. Any monthly rental not paid when due shall earn three percent (3%) per month as penalty charges until fully paid.

Further to the Presidential Decrees No. 1351 and revenue regulation numbers 13-78 implementing the withholding of creditable income taxed from certain income payments and the additional requirements for deductibility of such income payments, which are otherwise deductible from the gross income of the payor, effective November 01, 1978, five percentum (5%) of the herein mentioned rental amount due to the LESSOR shall be automatically deducted and withheld by the LESSEE and shall be remitted to the government by the LESSEE as prescribed under said revenue regulation numbers 13-78 as well as any and/or all government regulations, amendments to regulations, etc., that may follow, regarding the above. The LESSEE hereby assumes direct and total responsibility and/or liability for the implementation of the above and in no way shall the LESSOR be held liable and/or responsible for non-compliance and/or late compliance in any form.

The LESSEE shall present evidence to the LESSOR in the form of a written statement duly signed by the proper government agent showing the withholding payment made by the LESSEE together with a copy of the official receipt for said payment within the first ten (10) days of each succeeding quarter for the preceding three (3) months deduction.

The LESSEE on or before March 1 of every year shall present evidence to the LESSOR in the form prescribed by the Bureau of Internal Revenue that the LESSEE has filed with the Bureau of Internal Revenue an annual return of income tax withheld at source from the LESSOR for the government. Said returns should contain the following information:

a. The official receipt, date of payment and amount paid for each month, as Withheld from the rental income due the LESSOR.

b.  The  name,  address  and  taxpayer's  account  number  of  the  LESSOR.

c. The nature of income payment, gross amount and total amount of tax Withheld from the LESSOR.

Evidence should be in the form of actual copy of said annual return of withheld taxes filed with and received by the Bureau of Internal Revenue.

The above mentioned procedure may be changed from time to time as the Bureau of Internal Revenue or new government regulations are promulgated or changed.

Section  3.  SECURITY  DEPOSIT

The LESSEE shall deposit with the LESSOR the amount of Pesos Two Million Six Hundred Sixty Six Thousand One Hundred Thirty Six & 00/100 (P2, 666,136.00) or equivalent of three (3) months rental upon signing of the Contract of Lease to guarantee the LESSEE's obligation under this lease contract, to cover damages to the leased premises, and any unpaid obligation and liabilities of the LESSEE, including utilities at the termination of the lease.

The deposit shall not be applied to the monthly rentals, but shall be retained by the LESSOR, and shall be refunded to the LESSEE within 45 days after the LESSEE vacates the leased premises, less deduction as enumerated above, if any.

In case legal devaluation or revaluation, extraordinary inflation or deflation of the Philippine Peso as declared by the Central Bank of the Philippines, adjustment in the rate of the contract shall be done upon mutual consent.

The LESSEE agrees to always maintain a deposit equivalent to three (3) months rental for the duration of the lease contract. The above mentioned-deposit amount shall be within the first ten (10) days of the year be increased accordingly based on the rental rates of the current year or the leased rates as shown in Section entitled "Rentals".

Section  4.  OWNERSHIP  OF  LEASED  PREMISES

The LESSOR warrants that it is the absolute owner of the above-described property and has the right to lease the same. Furthermore, the LESSOR shall, in case of litigation or controversy concerning the LESSOR's right, title and interest in the premises, defend and hold harmless the rights of the LESSEE under the terms and conditions of this Contract at the LESSOR's expense.

Section  5.  TAXES

LESSOR shall pay and defray at LESSOR's own expense all real estate taxes and other government assessments;

The LESSOR shall, for the entire duration of the lease, be exclusively liable for payment of all realty taxes due on the lease premises covering the land and building only.

The value-added tax levied or assessed on the rentals and other payments owing by the LESSEE to the LESSOR shall be for the account of the LESSEE. For this purpose, the LESSEE shall pay to the LESSOR the amount corresponding to the value-added tax payable on account of this lease by delivering to the latter the said amount simultaneously with the payment by the former of the rental for the Leased Property.

The documentary stamp tax arising from this lease shall be borne equally by the LESSOR and LESSEE.

Section  6:  USE  OF  PREMISES

The premises hereby leased shall be used exclusively as a Computer Data Processing Office and the LESSEE shall not divert the premises to other uses without prior written consent of the LESSOR, it being expressly agreed that if, at anytime during the existence of this lease and without the previous written consent of the LESSOR the said premises are used for other purposes, the LESSOR has the choice to (a) rescind this contract in accordance with Section entitled "Default", or; (b) increase the rent, or; (c) compel the LESSEE to stop the new activities.

It is further expressly understood that under no circumstances will the LESSEE permit the use of the leased premises except for the canteen area as an eatery for the dispensation of food, hard or soft beverages of any kind whatsoever unless served gratuitously to customers or visitors.

The sidewalks, lobbies, entries, passages, fire exits and stairways of the building shall not be obstructed or used by the LESSEE for any purpose other than for ingress to and egress from the building.

Section  7.  CARE  OF  THE  LEASED  PREMISES

The LESSEE hereby expressly agrees that it shall, at its expense, keep and maintain the leased premises in good, clean, tenantable and sanitary condition, free from obnoxious odors, disturbing noises or other nuisance and, upon the expiration of the lease, shall surrender and return the premises and fixtures in as good condition as they were actually found at the beginning of the lease, ordinary wear and tear excepted, and further agrees that it shall be liable for any damages to the leased premises and for any violation of the above restrictions due to the carelessness or negligence of the said LESSEE, its agents, sub-lessee(s) or other persons under or subject to its direct control. Any injury or damage caused or done by the LESSEE may be repaired by the LESSOR for the account of the LESSEE.

The LESSEE binds itself to use the leased premises within the structural limits of the load capacity of the footings, columns, concrete flooring and beams. The LESSOR shall advise the LESSEE of such structural limits and load capacities.

The LESSEE shall provide itself, at its own cost and expense, receptacles which the city by ordinance may require it to hold and contain waste matter, garbage and refuse, and shall deposit them within its own premises or at such places as may be designated by the LESSOR.

Section  8.  REPAIRS  AND  MAINTENANCE

LESSOR accepts full responsibility for maintenance of sewage, elevator and water inflow systems.

Major repairs shall be made by the LESSOR at its own expense. Major repairs shall consist of building structure restoration, plumbing, air conditioning, and electrical systems. Major repairs shall be understood to mean any single repair work on the items mentioned in the preceding sentence involving an expenditure of Five Thousand Pesos (P5, 000.00), or more per repair. Minor repairs and maintenance, such as fluorescent lamps, fuse replacements, etc., landscaping, gardening, shall be the LESSEE's responsibility and account.

In case the LESSOR fails to make and complete the necessary repairs within fifteen (15) days from the date the malfunction or damage has been reported to the LESSOR by the LESSEE in writing, the LESSEE shall undertake the repair with all expenses reimbursable by the LESSOR upon submission of job quotations and receipts. LESSOR to settle within thirty (30) days else to deduct from rent due.

Due to the LESSEE's critical requirement of continuously operating air conditioning units, LESSOR shall grant LESSEE the permission to undertake repairs of systems and subsystems affecting the air conditioning units without the necessity of informing the LESSOR, provided that the LESSOR retains the right to inspect all such repairs and associated documents. Further, LESSEE will subject only material costs shall be subject to reimbursement by the LESSOR at above-mentioned calculation of major or minor repairs. LESSEE will shoulder for LESSEE's own account all labor expenses for items covered by this paragraph.

The LESSOR may perform necessary work on the building provided that it will not interfere or interrupt with the use of the leased premises, in which case, prior consent of the LESSEE shall be first be obtained.

Section  9.  STRUCTURAL  WARRANTY

LESSOR warrants the structural integrity of the structure in the premises, in particular the building, the canteen and the car park, at all times.

Section  10.  UNRESTRICTED  ACCESS  TO  PREMISES

LESSOR grants LESSEE permission to occupy and fully operate leased premises building, systems and applicable environs twenty-four hours a day, seven days a week, without restriction of access. Should this right be abridged or caused to be abridged by the LESSOR without justifiable cause, the LESSEE may preterminate the contract without penalty of forfeiture of rental deposit. By justifiable cause is meant imminent danger to person and/or property.

Section  11.  PROHlBITIONS

The LESSEE shall not, without prior written consent of the LESSOR, which consent shall not be unreasonably withheld, bring into, store and/or install any apparatus, machinery or equipment which may cause abnormal tremors or noise or expose the leased premises to fire or increase the fire hazard of the building or change the insurance rate of the building, or any other article which the LESSOR may reasonably prohibit; it being understood that should the LESSEE do so, not only shall the latter be responsible for all damages which such violation may cause the LESSOR and/or its other tenants but the LESSOR shall in addition thereto, have the right to cancel this contract. If the LESSEE shall use the building, or deposit therein any such matter as to result in any increase in the rate of the insurance payable by the LESSOR, the increase shall be for the account of the LESSEE, except when such use is in consonance with the Section entitled "Use of Premises".

LESSOR hereby permits LESSEE to bring into leased premises, diesel fuel for LESSEE's generator units and liquified petroleum gas (LPG) for LESSEE's canteen, in quantities reasonable for operation of the above.

Section  12.  Improvement  and  Signs

a.All interior partitions, which the LESSEE shall put up at its own expense, shall remain the property of the LESSEE during the period of the original lease. Ownership of all partitions, except movable partitions, upon termination of the original lease period shall revert to the LESSOR. Prior to the termination of this lease, LESSEE shall have the option to remove the partitions at its own expense or sell them to the LESSOR at an agreed depreciated value, determined by employing the straight line method, with the partitions having a depreciable life of five (5) years. The LESSOR, however, is not bound to take the partitions at depreciated value.

Movable partitioning shall mean partitions that are not fastened by any means to the ceiling and/or flooring and can be readily removed without damage to the floor tiles or ceiling finish.

Before any interior partitions are put up, the LESSEE shall provide the LESSOR two (2) copies each of the proposed partitioning lay-out and electrical system lay-out for the LESSOR's verification on whether the proposed interior partitioning shall be compatible with the building's air conditioning and electrical system.

The LESSOR agrees to conduct the verification without delay, and as so as the proposed plan is verified and approved by the LESSOR, the LESSEE agrees to strictly comply with the approved plan. The LESSEE likewise agrees to secure written consent from the LESSOR any additions, alterations or revisions thereof, which consent the LESSOR shall give within fifteen (15) days from the date of its receipt of a written request made by the LESSEE.

b.The LESSEE may install or introduce at its sole discretion and for its exclusive account venetian blinds, curtains, individual air conditioning traits provided the existing electrical system can carry this additional load and is technically feasible), lighting and other fixtures, upon the leased premises,all of which may be removed at the termination of the lease provided that the leased premises can be restored to their original condition, ordinary wear and tear excepted. The LESSEE, however, shall secure written approvalfrom the LESSOR before nstalling any major electrical equipment within the premises.

No permanent improvements or fixtures including air conditioning units linked up with the central air conditioning system which cannot be removed without causing damage to the leased premises or without affecting the operations of the electrical or mechanical systems shall be made without prior written consent of the LESSOR.

Ownership of the additional air conditioning unit/equipment exclusive of ducting introduced in the premises shall remain with the LESSEE even after the lease period.

LESSOR shall have the option to purchase the additional air conditioning unit/system at a price mutually agreed upon by both parties. Should LESSOR not purchase such units, LESSEE shall immediately restore the original air conditioning system and make the necessary restoration works such that the original air conditioning systems in the premises are operable.

c. The LESSEE shall have the right, subject to the approval of the LESSOR and the proper government authorities, to place in, upon and about the leased premises, except on the roof, such signs and advertising materials as it may desire. The LESSEE shall inform, in writing, the LESSOR of any intention to install a sign including proposed location, dimensions, etc. to enable the LESSOR to verify the technical feasibility, location and power requirements of the proposed sign.

Section  13.  BUILDING  NAME

LESSOR gives LESSEE permission to name the building and/or premises as "Innodata Building" or "Innodata Center" and to erect signs stating this fact subject to approval by LESSOR as provided by Section entitled "Improvement and Signs".

Section  14.  ANTENNA  RIGHTS

LESSOR grants LESSEE permission to install antenna aerials and satellite dishes subject to approval by LESSOR of its design, location and installation.

Section  15.  AUTOMATIC  TELLER  MACHINE  (ATM)

LESSOR grants LESSEE permission to install automatic teller machines (ATMs) within premises.

Should the party(s) owning, operating and/or installing such ATMs require that the public have access to said machines, LESSOR and LESSEE will conduct discussions with said party regarding possible arrangements.

Section  16.  INJURY  OR  DAMAGE

The LESSEE shall be responsible for all acts and omissions of its officers, employees, helpers, agents and sub-lessee(s) and of all other persons allowed by it to have access to the leased premises for any damage which may be caused to persons or property or third persons while remaining either casually or on business in any part of the premises leased to the LESSEE and further binds itself to hold the LESSOR free and harmless from any such claim for injury or damage.

The  LESSOR  shall  not  be  made  responsible  nor  liable  for  the following:

a. For the presence of bugs, vermin, ants, insects, if any, in the leased premises;

b. For the injury, loss of life and/or damages to goods and property caused by fire, earthquake shock, earthquake, typhoons, water leaks caused by rains, theft, building or building partitions collapse, the cracking of any glass window, or done upon or about said leased premises, and other similar causes, as well as lightning;

c. For any injury, loss of life and/or damage which the LESSEE, its agents or employees might sustain in the premises due to any cause other than the LESSOR's willful or negligent acts, or those of its agents or employees, or the LESSOR's violation of the provisions of this Contract; or

d. For any damage to goods and property of the LESSEE done or occasioned by, or arising from plumbing, gas, water and/or other lines or the bursting, leaking or destruction of any cistern tank, wash stand, water closet or waste pipe in, above, upon or about the leased premises, except to the extent that the LESSOR is required to make repairs under the provisions of this Contract, particularly under the provisions of Section entitled "Repairs and Maintenance.

Section  17.  PUBLIC  UTILITIES  AND  SERVICES

LESSOR warrants the presence and operability of all connections with electric, water and sewage systems upon turn over of the premises. LESSOR further warrants that there are no arrearage or existing causes that would cause these utilities to refuse to deal with the occupant of the premises. LESSOR further guarantees that all unsettled obligations, if any, occurring prior to the occupancy of the premises by LESSEE will be settled by LESSOR and shall be the sole liability of the LESSOR.

All utilities and services such as light, telephone, gas, water, garbage collections and other similar services shall be paid by and for the account of the LESSEE. It is understood that the LESSOR shall not be liable for any stoppage, absences, failure or deficiency in such utilities and services. Janitorial and security services used by the LESSEE shall also be paid by and for the account of the LESSEE. Telephone service shall be negotiated between the LESSEE and the Philippine Long Distance Telephone Company.

In case of water supply, LESSEE hereby agrees to share pro-rata in the cost of supplying water into the leased premises based on the readings of the water meter corresponding to the leased premises.

Should the need arise to deal with these utility companies, the LESSOR will either make necessary representations on behalf of the LESSEE or will authorize in writing the LESSEE to represent the premises' and/or LESSOR's interest, if any, in such transactions or discussions.

Section  18.  OPTION  ON  ADDITIONAL  SPACE

Should additional leasable space become available for rent in any property owned, administered or controlled by the LESSOR which is adjacent to premises, LESSOR agrees to give LESSEE the first-right-of-refusal/matching offer option.

Upon availability for lease of such space, LESSOR shall notify LESSEE in writing. Within seven (7) business days from receipt of the notice, LESSEE shall submit a written offer for the space. If the offer is unacceptable to the LESSOR, LESSOR can proceed to negotiate a deal with any other third party. LESSOR shall disclose to the LESSEE the terms of the "third party" deal. LESSEE will have three (3) business days from date of written notice of such terms to match the "third party's" terms. However, if LESSEE opts not to match a particular "deal" and that deal falls through, LESSEE shall have the right to match any succeeding deals both on the particular space and on spaces covered by this option.

Section  19.  BUILDING  FOR  SALE

Should the premises or any part thereof be offered for sale, LESSOR agrees to notify LESSEE prior to any other third party.

In the event that the LESSOR shall sell, convey or otherwise alienate the property or premises herein leased during the effectivity of the contract or any renewal thereof with all its terms and conditions, it is understood that the LESSOR shall make it part of the sale terms and conditions that this lease contract will be honored by the buyer or LESSOR's successor.

Section  20.  RULES  AND  REGULATIONS

The LESSEE shall comply with all the laws, ordinances, regulations or orders of the national or city government arising from or regarding the use, occupation and sanitation of the leased premises other than those for which the LESSOR should be responsible and/or pertaining to ownership. Failure to comply with the said laws, ordinances, regulations or orders shall be at the exclusive risk and responsibility of the said LESSEE,

The LESSEE further agrees to abide by all local and national ordinances, rules and regulations with respect to the use of' the premises and shall hold the LESSOR harmless against stoppage or interruption due to non-compliance with existing or future rules, regulations and ordinances, with respect to the use of the premises as intended by the LESSEE. The LESSEE warrants that LESSEE is aware of all local and national restrictions regarding the use of the premises.

During the term of the Contract of Lease, the LESSEE shall allow agents or representative of the LESSOR to inspect the leased premises during reasonable business hours.

The LESSEE shall comply with any and all reasonable rules and safety regulations, which may be promulgated from time to time by the LESSOR or the administration of the building.

Failure of the LESSOR to insist on one or more instances in the strict performance of any of the covenants of this lease or to exercise any option herein contained, shall thereafter not to be construed as abandonment or cancellation or waiver of such covenant or option. No waiver by the LESSOR shall be deemed to have been made unless expressed in writing and signed by the LESSOR.

The LESSEE shall comply with all government orders and requirements affecting the said leased premises regarding any prohibited effects or articles or contraband, which the LESSEE may have in its possession therein.

Insurance  on  the  premises  will  be  for  the  LESSOR's  account.

LESSOR and LESSEE shall both insure their respective insurable interest. Both parties agree that should harm come to the premises covered by this Contract, the aggrieved party, it any, will seek compensation from its insurance company/assurer and will not seek compensation from the other party, regardless of fault.

Section  21.  SUBLEASE

With prior written consent of. the LESSOR, which consent shall not be unreasonably withheld, the LESSEE shall have the right to sublet a portion of the leased premises to any party but the LESSEE shall not be relieved of the obligation to the LESSOR under this contract. The LESSEE is prohibited from assigning or mortgaging this lease contract without consent of. the LESSOR which consent shall not be unreasonably withheld. Should the LESSEE lease to a sublessee the subleased portion at a rental rate which shall exceed the rental rate agreed between the LESSOR and the LESSEE for the subleased portion of the premises, the LESSEE agrees to share the rental rate difference with the LESSOR in a proportion which shall be mutually agreed upon. Sharing of the rental rate differential by the LESSOR should not be construed as relieving the LESSEE of its liability in so far as rental dues from the subleased area is concerned.

All interior partitioning that the sublessee shall put shall be approved by the LESSOR and subject to the terms and conditions of the Article entitled "Improvements and Signs" regarding submission of proposed partitioning, electrical plans, etc., to the LESSOR for approval and verifications, etc.

Section  22.  SURRENDER  OF  LEASED  PREMISES

The LESSEE shall, at the end or cancellation of this Contract promptly surrender the leased premises, with all keys to them, in the same good and tenantable condition in which the LESSEE received them together with articles and effects of any kind other than such alterations, additions, or improvements which the LESSE can remove, in accordance with the provisions of Section entitled Improvement and Signs.

Section  23.  CANCELLATION  OF  PREVIOUS  AGREEMENTS

This Contract of Lease supersedes and renders void any and all agreements and understanding, oral or written, previously entered into between the parties covering the property herein leased, the same having been considered merged herein.

Section  24.  DEFAULT

If the rentals stipulated be in arrears for thirty (30) days or if the LESSEE should delay in the payment of rent for thirty (30) days, the LESSOR shall serve LESSEE a written notice asking that such arrearage be settled within thirty (30) days from written notice, if after the expiry of this thirty (30) days period provided in said notice the LESSEE has not settled such arrearage, the LESSOR will immediately be entitled to terminate this lease by giving the LESSEE written notice thirty (30) days in advance of the intended date of termination.

Should the LESSEE fail or neglect to perform or observe any of the agreements, covenants or conditions herein contained, or if the LESSEE shall cause deliberate damage to the leased premises, the LESSOR shall serve the LESSEE a written notice asking that remedial measures be undertaken within thirty (30) day period provided in said notice, If the LESSEE has not commenced remedial measures after the end of the above stated thirty (30) day period, the LESSOR will immediately be entitled to terminate this lease by giving the LESSEE written notice thirty (30) days in advance of the intended date of termination.

Upon such termination, the LESSOR or its duly authorized representative is hereby authorized by the LESSEE to take legal and physical possession of the leased premises including all its improvements and/or contents without compensation to the LESSEE and without necessity of court action provided the LESSEE is advised in writing either through private or public messenger or mail service or telegram at least thirty (30) days before the take over date or from date of written notice, whichever is earlier.

Section  25.  BINDING  EFFECT

This Contract of Lease shall be binding not only upon parties hereof, but also upon their successors-in-interest and assigns.

IN WITNESS WHEREOF, the parties have hereunto set their hands on the date and place first above written.

     JM  &  COMPANY,  INC.                    INNODATA  PHILIPPINES,  INC.
     Lessor                                          Lessee



By:  ________________________               By:  ______________________
    VICENTE  S.  VARGAS                          JURGEN  C.  TANPHO
    Executive  Vice-President                   VP-Global  Operations



                    SIGNED  IN  THE  PRESENCE  OF:



    __________________________              _________________________

ACKNOWLEDGEMENT

REPUBLIC  OF  THE  PHILIPPINES)
CITY  OF  MAKATI,  METRO  MANILA)  S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction, this 9th day of November 1998 personally appeared the following:

                              Comm.  Tax
    Name                      Cert.  No.       Issued on/at

JM  &  Company,  Inc.          00011177        January 21, 1998/Makati  City
represented  by:
Vicente  S.  Vargas            01398740        January 20, 1998/Makati  City

Innodata  Philippines,  Inc.   00011314        January 20, 1998/Makati  City
represented  by:
Jurgen  C.  Tanpho             7826066         April 02, 1998/Makati  City

known to me and by me known to be the same persons who executed the foregoing Contract of Lease and they acknowledged that the same is their free and voluntary act and deed as well as that of the corporations herein represented.

WITNESS  MY  HAND  AND  SEAL  on  the  date  and  at  the  place  abovewritten.



                                             ROSALIA  S.  BARTOLOME
                                                  Notary  Public
                                           Until  December  31,  1999
                                           IBP  NoCity/1-07-98
                                           PIN  NoCity/1-16-98
Doc.  No.  438
Page  No.  88
Book  No.  111,
Series  of  1998